Exhibit 99.1

GWG Holdings Announces Special Cash Dividend

MINNEAPOLIS, Feb. 9, 2017 (GLOBE NEWSWIRE) GWG Holdings, Inc. (Nasdaq: GWGH), a financial services company committed to transforming the life insurance industry, announced that its board of directors has approved the payment of a special cash dividend of $2.50 per share to holders of its Redeemable Preferred Stock (RPS).

The dividend will be paid on April 14, 2017 to stockholders of record at the close of business on April 5, 2017.

CEO Jon Sabes said, “We are offering this special dividend in conjunction with the expected closing of our current $100 million RPS offering.”

Additional details can be found in the Company's Form 8-K filed with the Securities and Exchange Commission on Feb. 9, 2017.

About GWG Holdings, Inc.

GWG Holdings, Inc. (Nasdaq:GWGH) is a financial services company committed to applying advanced epigenetic mortality prediction technology to the life insurance and related industries. Already a recognized disruptor in the life insurance secondary market, GWG seeks to further transform the industry by continuing to create innovative products and services. As of September 30, 2016, GWG’s growing portfolio consisted of $1.27 billion in face value of policy benefits and paid consumers $357 million for their life insurance.

For more information about GWG Holdings, Inc. email info@gwglife.com or visit www.gwgh.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management are forward-looking statements. The words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "would," "target" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about our estimates regarding future revenue and financial performance. We may not actually achieve the expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the expectations disclosed in the forward-looking statements we make. More information about potential factors that could affect our business and financial results is contained in our filings with the Securities and Exchange Commission. Additional information will also be set forth in our future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission. We do not intend, and undertake no duty, to release publicly any updates or revisions to any forward-looking statements contained herein.

Media contacts:

Dan Callahan

GWG Holdings, Inc.

(612) 746-1935

dcallahan@gwglife.com

Matt Ehlers

G&S Business Communications

(919) 870-5718, x3221

mehlers@gscommunications.com